UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

(Date of report)	February 21, 2014
(Date of earliest event reported)	February 19, 2014

ONEOK, Inc.
(Exact name of registrant as specified in its charter)

Oklahoma	001-13643	73-1520922
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

100 West Fifth Street; Tulsa, OK
(Address of principal executive offices)

74103
(Zip code)

(918) 588-7000
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[] Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On and effective February 19, 2014, our Board of Directors approved and adopted amended and restated Bylaws of the same date (the “Amended and Restated Bylaws”), amending certain provisions of our existing Bylaws. The Amended and Restated Bylaws also include certain clarifying, conforming and modernizing changes. The following summary of the amendments is qualified in its entirety by reference to the text of our Amended and Restated Bylaws, a copy of which is filed as Exhibit 3.1 to this report, and its terms are incorporated herein by reference.

Article II, Section 2.04(d) of the existing Bylaws has been updated to clarify that shareholder meetings may be adjourned as necessary.

Article II, Section 2.06(d) of the existing Bylaws has been updated to clarify that a previously given proxy is revoked if the shareholder votes at the meeting for which the proxy was given.

Article II, Section 2.11(b) of the existing Bylaws has been amended to update the advance notice and disclosure requirements to be submitted by a shareholder who proposes to bring any business before an annual meeting of the shareholders. The amendments set forth what information must be provided regarding the proposed matter, the proponent, the proponent’s ownership in us and related information. The notice requirement has also been updated to require a representation that the proponent intends to appear in person or by proxy at the annual meeting to bring such business before the meeting.

Article III, Sections 3.03(c) and (d) of the existing Bylaws have been amended to update the notice and related procedural and disclosure requirements a shareholder must provide in order to nominate a director for election or re-election. The amendments include additional requirements for the information to be provided in the shareholder’s notice of nomination regarding the nominee and the proponent, their ownership in us and related information.

Article III, Section 3.07 of the existing Bylaws has been updated to recognize that the terms of any class or series of preferred stock may contain provisions regarding board vacancies and removal.

Article III, Section 3.12 of the existing Bylaws has been updated to provide that a majority of directors or members of a board committee constitutes a quorum.

Article III, Section 3.15(d) of the existing Bylaws has been updated to clarify that a member of a board committee may be removed from such committee by the board at any time.

Article VIII, Section 8.06 of the existing Bylaws has been updated to clarify that the indemnification provided by Sections 8.01 and 8.02 is to be provided to the fullest extent permitted by law and that the indemnification provisions provided in Article VIII do not preclude us from indemnifying other persons. Article VIII, Section 8.09(b) has been updated to describe the meaning of “acted in good faith” in applying the indemnification provisions of Article VIII.

Item 8.01		Other Events

On February 19, 2014, we announced that we will hold our 2014 annual meeting of shareholders on May 21, 2014, at 9:00 a.m. Central Daylight Time. The meeting will be held at our headquarters at 100 West 5th Street in Tulsa, Oklahoma, and will also be audio webcast on ONEOK’s website at www.oneok.com. A copy of the news release is attached as Exhibit 99.1 and is incorporated herein by reference.

The record date for determining shareholders entitled to receive notice of the meeting and to vote is March 24, 2014.

Item 9.01		Financial Statements and Exhibits

	(d)	Exhibits

Exhibit Number	Description

3.1		Amended and Restated By-Laws of ONEOK, Inc.
99.1		News release issued by ONEOK, Inc. dated February 19, 2014.

SIGNATURE

Pursuant to the requirements of Section 18 of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

ONEOK, Inc.

Date:	February 21, 2014	By:	/s/ Derek S. Reiners
Derek S. Reiners Senior Vice President, Chief Financial Officer and Treasurer

EXHIBIT INDEX

Exhibit Number	Description

3.1	Amended and Restated By-Laws of ONEOK, Inc.
99.1	News release issued by ONEOK, Inc. dated February 19, 2014.

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